UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 26, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2006, Integrated Electrical Services, Inc. (the “Company”) entered into an employment agreement with Michael J. Caliel (the “Employment Agreement”). The Employment Agreement provides that Mr. Caliel shall commence employment with the Company on July 12, 2006 (the “Effective Date”). The Employment Agreement has no definitive employment term and may be terminated at any time, upon written notice to the other party for any reason, at the option either of the Company or Mr. Caliel. Pursuant to the Employment Agreement, Mr. Caliel will serve as the President and Chief Executive Officer of the Company and will also serve as a member of the Board of Directors of the Company during the employment term.

The Employment Agreement provides for (i) an annual base salary of $500,000 per year (which may be increased in the sole discretion of the Company’s Compensation Committee), (ii) an annual bonus (the “Annual Bonus”) with a target annual bonus opportunity of 100% of annual base salary (the “Annual Bonus Opportunity”). For fiscal year 2006, however, there is no Annual Bonus and for fiscal year 2007, the Annual Bonus shall be comprised of (a) $250,000 and (b) an Annual Bonus Opportunity of 50% of annual base salary, and (iii) a retention bonus (the “Retention Bonus”) if Mr. Caliel is actively employed with the Company on September 28, 2007 of (a) a lump sum of $350,000 and (b) a grant of Company common shares under the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan (the “Equity Plan”) with a Fair Market Value (as defined under the Equity Plan) on such date of $350,000. If after receiving the Retention Bonus, Mr. Caliel’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or if Mr. Caliel resigns without Good Reason (as defined in the Employment Agreement) on or prior to the two-year anniversary of the Effective Date, Mr. Caliel shall pay to the Company, within thirty (30) days of such termination, a lump sum of $350,000.

On the Effective Date, Mr. Caliel shall receive grants of (i) 25,000 restricted Company common shares (“Restricted Shares”) under the Equity Plan, which shall vest 1/3 on each of the first, second and third anniversaries of the Effective Date and (ii) a nonqualified option to purchase 100,000 Company common shares (“Option”) under the Equity Plan, which shall vest 1/3 on each of the first, second and third anniversaries of the Effective Date. The terms of the Restricted Shares and Option shall be governed by the Equity Plan and their respective award agreements to be executed on the Effective Date.

Mr. Caliel shall be eligible to participate in the Company’s employee benefit plans as in effect from time to time, on the same basis as such employee benefit plans are generally made available to other senior executives of the Company and shall be entitled to an automobile allowance of $1,500 per month.

If Mr. Caliel terminates for Good Reason or if he is terminated by the Company without Cause, he is entitled to receive: (i) continued payment of base salary then in effect for 12 months immediately following the date of such termination, (ii) the greater of (x) a pro rata portion of his Annual Bonus Opportunity for the fiscal year in which such termination occurs or (y) the most recent Annual Bonus awarded to him, (iii) Company paid COBRA coverage, continuation of automobile allowance and outplacement services, each for twelve (12) months immediately following the date of such termination or until Mr. Caliel obtains comparable employment, whichever is shorter, (iv) acceleration of vesting for all unvested equity awards of the Company under the Equity Plan and (v) if such termination is prior to September 28, 2007, a pro rata portion of the Retention Bonus (the “Severance Payments”).

If Mr. Caliel terminates his employment in connection with a Change in Control (as defined in the Employment Agreement), with such termination to occur on or before the Change in Control and within two years of the Effective Date, he shall receive the Severance Payments, except that the full Retention Bonus shall be paid if the termination is prior to September 28, 2007. If Mr. Caliel terminates for Good Reason or if he is terminated by the Company without Cause within twelve months following a Change in Control, he shall receive the Severance Payments, except that his salary shall continue for 24 months, two times his most recent Annual Bonus will be paid and the full Retention Bonus shall be paid if the termination is prior to September 28, 2007.

Mr. Caliel is subject to non-compete and non-solicit restrictive covenants during the employment term and for a period of one year (or two years if terminated by the Company with Cause or if Mr. Caliel resigns without Good Reason) following the termination of his employment. Mr. Caliel is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2006, as result of the appointment of Michael J. Caliel as the Chief Executive Officer of the Company, C. Byron Snyder will cease to be the President and Chief Executive Officer of the Company in accordance with the terms of Mr. Snyder’s employment agreement, which provides that he ceases to be the Chief Executive Officer of the Company upon the appointment of a new Chief Executive Officer. Pursuant to the terms of Mr. Snyder’s employment agreement, he will continue to serve as a consultant to the Company.

The Company appointed Mr. Caliel as its President and Chief Executive Officer and as a director of the Company effective July 12, 2006. Mr. Caliel, age 47, served as the President of Invensys Process Systems, an automation, controls and process solutions company, from 2003 to 2006 and as the President of Invensys Process Systems’ North American and European, Middle Eastern and African regions from 2001 to 2003.

Mr. Caliel has been appointed effective on July 12, 2006, to serve as a member of the Company’s Executive Committee.

The description of Mr. Caliel’s Employment Agreement in Item 1.01 above is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Exhibit Number	Description
10.1	Employment Agreement with Michael J. Caliel dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President and General Counsel

Date: June 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement with Michael J. Caliel dated June 26, 2006